C0000000230 | M

104598

INCORPORATED UNDER THE BUSINESS CORPORATIONS ACT OF ONTARIO

Petroteq Energy Inc.

NUMBER
00000000

SHARES
****0****

THIS CERTIFIES THAT

SPECIMEN

IS THE REGISTERED HOLDER OF

0

CUSIP 71678B107

ISIN CA71678B1076

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT NOMINAL OR PAR VALUE

in the Capital Stock of the above named Corporation transferable on the books of the Corporation by the registered holder in person or by duly authorized attorney in writing upon surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers.

Dated: Apr 07, 2017

Executive Chairman & Director

Corporate Secretary

VOID

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, N.A.
(GOLDEN CO)
TRANSFER AGENT AND REGISTRAR

By ______________________
Authorized Officer

OR

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY OF CANADA
(VANCOUVER)
TRANSFER AGENT AND REGISTRAR

By ______________________
Authorized Officer

VOID

The shares represented by this certificate are transferable at the offices of Computershare Trust Company of Canada in Vancouver, BC and Computershare Trust Company, N.A. in Golden, CO.

SECURITY INSTRUCTIONS ON REVERSE   VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

CSAE_WIP_MKWO_C01.ord.pdu/000001/000001